UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 23, 2026 (February 17, 2026)

Veea Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-40218	98-1577353
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

164 E. 83rd Street

New York, NY 10028

(212) 535-6050

(Address and telephone number, including area code, of registrant’s principal executive offices)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $0.0001 per share	VEEA	The Nasdaq Stock Market LLC
Warrants, each whole warrant exercisable for one share of common stock at an exercise price of $11.50 per share	VEEAW	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

On February 17, 2026, VeeaSystems Inc., a Delaware Corporation (the “Borrower”) and a wholly owned subsidiary of Veea Inc. (the “Company”), entered into a Loan Agreement (the “Loan Agreement”) with Pasadena Private Lending, Inc. (the “Lender”), pursuant to which the Lender has agreed to extend, on the terms provided in the Loan Agreement, a secured term loan facility to the Borrower in an aggregate principal amount of up to $10,550,000. The initial loan amount of $5,500,000 (the “Initial Loan Amount”) was borrowed by the Borrower on February 17, 2026 (the “Closing Date”) and is evidenced by a promissory note, dated the Closing Date (the “Note”). The Initial Loan Amount matures on the fifth anniversary of the Closing Date and bears interest at a rate per annum equal to the prime rate (subject to a floor of 5.75%) plus an applicable margin of 4.50% (subject to adjustment based on the balance in the Cash Collateral Account defined below). Interest is payable monthly in arrears. Principal is payable in monthly installments of $58,000 commencing March 17, 2027, with any remaining outstanding principal and accrued interest due at maturity. The Borrower intends to use the proceeds of the Loans for general corporate and working capital purposes.

The Borrower has the ability, by written notice to the Lender at any time prior to the one-year anniversary of the Closing Date, to request that the Initial Loan Amount be increased by additional term loans (the “Accordion Term Loans” and collectively with the Initial Loan Amount, the “Loans”) in an aggregate principal amount $2,500,000 each, with the total Accordion Term Loans not to exceed $5,000,000. The making of the Accordion Term Loans are subject to the conditions provided in the Loan Agreement; and, once made, will be subject to the same terms and conditions as the Initial Loan Amount, including, without limitation, with respect to interest rate, maturity, guaranties, and security.

Guaranty

The Borrower’s obligations under the Loan Agreement are guarantied by (i) the Company pursuant to a Guaranty, dated February 17, 2026 (the “Parent Guaranty”); (ii) Allen Salmasi, Chairman and Chief Executive Officer of the Company, and his spouse, jointly and severally, pursuant to Guaranty, dated February 17, 2026 (the “Personal Guaranty” and together with the Parent Guaranty, the “Guaranties”). Under the Guaranties, the respective guarantors have unconditionally guarantied the full and punctual payment and performance of all obligations of the Borrower under the Loan Agreement.

Security

The Borrower’s obligations under the Loan Agreement is secured by first-priority liens in favor of the Lender by (i) a pledge by the Company of 100% of the issued and outstanding equity interests of the Borrower pursuant to a Pledge Agreement, dated February 17, 2026 (the “Parent Pledge Agreement”) (ii) a pledge by the Borrower of 100% of the issued and outstanding equity interests of each the Subsidiary Guarantors pursuant to a Pledge Agreement, dated February 17, 2026 (the “Borrower Pledge Agreement” and together with the Parent Pledge Agreement, the “Pledge Agreements”); (iii) a grant by the Borrower of a security interest in substantially all of the Borrower’s personal property, including accounts receivable, inventory, equipment, intellectual property, investment property, general intangibles, deposit accounts, and proceeds thereof, pursuant to a Security Agreement, dated February 17, 2026 (the “Borrower Security Agreement” and collectively with the Subsidiary Security Agreements, the “Security Agreements”). Further, until such time as the Borrower achieves a Debt Service Coverage Ratio (as defined in the Loan Agreement) of at least 3.0 to 1.0, tested as of the most recently completed fiscal quarter end, the Borrower is required to maintain a minimum aggregate balance (the “Minimum Balance”) equal to the greater of (i) $550,000 and (ii) 10% of the then outstanding aggregate principal amount of the Loans, in cash, liquid securities, and marketable securities, in a reserve account (the “Cash Collateral Account”). Borrower is required to enter into an agreement establishing the Cash Collateral Account within 30 days of the Closing Date. The Loans are also guarantied by the domestic subsidiaries of the Borrower and secured by a security interest in the assets of such subsidiary guarantors.

Covenants

The Loan Agreement contains customary affirmative and negative covenants applicable to the Borrower, including limitations on indebtedness, liens, fundamental changes, asset sales, investments, and restricted payments. The Loan Agreement also requires (i) commencing on the Closing Date until June 30, 2027, (x) the Borrower to maintain a “Maximum Total Liabilities to Total Tangible Assets” (as defined in the Loan Agreement) of no greater than 70.00%; and (y) the Individual Guarantors maintain “Liquidity” (as defined in the Loan Agreement) in an amount greater than or equal to 2x the outstanding principal amount of the Loans and (ii) thereafter, the Borrower maintain (x) a “Senior Debt to EBITDA Ratio” (as defined in the Loan Agreement) of no greater than 3.00 to 1.00 and (y) a minimum “Debt Service Coverage Ratio” (as defined in the Loan Agreement) of at least 2.00 to 1.00. The covenants are each tested quarterly.

Events of Default

The Loan Agreement and the Note contain customary events of default, including payment defaults, covenant defaults, breaches of representations and warranties, cross-defaults to other material indebtedness, bankruptcy events affecting the Borrower or the Company, material judgments, and change of control. Upon the occurrence of an event of default, the Lender may accelerate the Loans and exercise remedies against the collateral, including foreclosure on the pledged equity interests and the personal property collateral.

The foregoing descriptions of the foregoing Loan Agreement, the Note, the Guaranties, the Pledge Agreements and the Borrower Security Agreement do not purport to be complete and are qualified in their entirety by reference to the full text of such documents, copies of which are filed as Exhibits 10.1 through 10.7 to this Current Report on Form 8-K and incorporated herein by reference.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The disclosure set forth above under Item 1.01 is incorporated by reference in this Item 2.03.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits. The following exhibits are filed with this Form 8-K:

Exhibit Number	Description
10.1*	Loan Agreement dated February 17, 2026 by and among Pasadena Private Lending, Inc., VeeaSystems Inc., a Delaware corporation, Veea Inc., Veea Solutions Inc., VeeaSystems Development Inc., VeeaSystems CK Inc., Allen Salmasi and Nicole Salmasi.
10.2*	Term Loan Promissory Note dated February 17, 2026
10.3*	Guaranty dated February 17, 2026, by Veea Inc. in favor of Pasadena Private Lending, Inc.
10.4*	Guaranty dated February 17, 2026 by Allen Salmasi and Nicole Salmasi in favor of Pasadena Private Lending, Inc.
10.5*	Pledge Agreement dated February 17, 2026 between Veea Inc. and Pasadena Private Lending, Inc.
10.6*	Pledge Agreement dated February 17, 2026 between VeeaSystems Inc. and Pasadena Private Lending, Inc.
10.7*	Security Agreement dated February 17, 2026, by and between VeeaSystems Inc. and Pasadena Private Lending, Inc.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Veea Inc.

Date: February 23, 2026	By:	/s/ Allen Salmasi
	Name:	Allen Salmasi
	Title:	Chief Executive Officer

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